                                                                    EXHIBIT 10.3

                              THE DTM CORPORATION

                           MANAGEMENT INCENTIVE PLAN
                           -------------------------

PURPOSE
- -------

The DTM Management Incentive Plan (the Plan) has been established to provide opportunities to certain key management personnel to receive incentive compensation as a reward for high levels of personal performance above the ordinary performance standards compensated by base salary. The Plan is designed to provide a competitive level of rewards when all relevant performance objectives are achieved.

ELIGIBILITY
- -----------

Participation in the Plan will be limited to those key executives that have the potential to influence significantly and positively the performance of the Company. Participants will be selected by management annually. Inclusion of a key manager as a participant does not, however, assure that an incentive award will be paid to the participant for the year since actual awards are determined at the sole discretion of management.

To be eligible for participation in a particular year, a key manager must have assumed the duties of an incentive-eligible position and have been selected for participation in the Plan by the date which is at least three months prior to the beginning of the Plan Year. Incentive awards for participants who become eligible for the Plan, other than at the beginning of the Plan Year, will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Plan Year during which the person was a Participant in the Plan, and the denominator of which is the total number of months in the Plan Year.

PARTICIPANT CATEGORIES
- ----------------------

Each participant will be assigned each year to an incentive category based on organizational level and potential impact on important Company results. The participant categories define the target level of incentive opportunity, stated as a percentage of base salary, that will be available to the participant. Category assignments are approved by the Chief Executive Officer. The category assignment for the Chief Executive Officer shall be approved by the Compensation Committee.
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The DTM Corporation Management Incentive Plan                             Page 2


                         EXECUTIVE INCENTIVE CATEGORIES
                         ------------------------------


                   Target Bonus Percentage          Position
 Category           (As % of Base Salary)         Eligibility
 ---------          ---------------------         ------------
    A                 50%                       CEO

    B                 35%                       Vice Presidents

    C                 25%                       Directors

PARTICIPANT TARGET BONUS
- ------------------------

The target bonus is the dollar amount of target level incentive opportunity for each participant. It is the product of the participant's annual base salary and the target bonus percentage determined by his or her incentive category designation.

MAXIMUM AND THRESHOLD AWARDS
- ----------------------------

Each participant will be assigned maximum and threshold award levels. Maximum award levels represent the maximum amount of incentive award that may be paid to a participant for a Plan Year. Threshold award levels represent the minimum non-zero amount of incentive award that will be paid to a participant. Performance below the level for which a threshold-level award is paid will earn no incentive payments.

Each participant's maximum award level will be 150% of his or her target bonus. Each participant's threshold award level will be 50% of his or her target bonus.

PERFORMANCE MEASURES
- --------------------

Performance measures that may be used under the Plan include Net Income, Pretax Income, Consolidated Operating Income, Operating Income Return on Net Capital Employed, Cash Flow, Working Capital, Return on Equity, Return on Assets, and Earnings per Share of Common Stock of the Company for the Plan Year.
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The DTM Corporation Management Incentive Plan                          Page 3


PARTIAL PLAN YEAR PARTICIPATION
- -------------------------------

Subject to Compensation Committee approval, incentive awards to participants who terminate during the Plan Year for reasons of death, disability, or normal or early retirement will be calculated as specified herein and will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Plan Year during which the participant was employed by the Company, and the denominator of which is the total number of months in the Plan Year. These payments will be made at the time that award payments are made to all other participants.

Subject to the sole discretion of the Compensation Committee, participants who terminate during a Plan Year for reasons other than death, disability, or normal or early retirement may receive incentive award payments for such Plan Year on a pro rata basis as described above.

PERFORMANCE GOALS
- -----------------

The Compensation Committee will designate at the beginning of each Plan Year:

     .    The performance measures to be used for the Plan Year;

     . A schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of participants' target awards; and

     .    The relative weightings of the performance measures for the Plan year.


INCENTIVE POOLS
- ---------------

The total target incentive pool for DTM is equal to the sum of the individual target bonuses for all DTM participants. The total target incentive pool is divided into generator pools -- one generator pool for each performance measure. The weightings for each performance measure determine the target dollar amount for each generator pool.
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The DTM Corporation Management Incentive Plan                             Page 4


POOL GENERATION
- ---------------

     Each generator pool will be funded according to performance against goals based on the following schedule:

     Performance for                          Percent of Generator
     Generator Pool                                Pool Funded
     ---------------                          --------------------
     Below Threshold                                     0%
     Performance

     Threshold Performance                              50%
     Funding Level

     Target Performance                                100%
     Funding Level (100% of Goal)

     Maximum Funding Level                             150%

     The sum of the dollar amounts from each generator pool provides the total dollar amount from which participant bonus payments will be made. Payment is limited to each pool maximum.


DETERMINATION OF PARTICIPANT BONUS AWARDS
- -----------------------------------------

     Participant bonus awards will be determined as follows based on each generator pool:

Participant's      Percentage       Percent of          Participant
   Target      X   Weighting    X   Generator     =     Bonus Earned
   Bonus           for Generator    Pool Funded         Based on Generator Pool
                                Pool


The participant bonuses earned based on each generator pool will be summed to arrive at the participant's total bonus payment for the Plan year. A participant's total bonus payment may be further adjusted either up or down by management or the Compensation Committee, in its sole discretion.
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The DTM Corporation Management Incentive Plan                            Page 5



PROVISIONS
- ----------

The Management Incentive Plan is a discretionary compensation plan. While performance is an important element in determining incentive under the Plan, actual payments, if any, are made at the sole discretion of the Compensation Committee. No awards under the Plan are to be considered earned until received.

PLAN YEAR
- ---------

The Plan Year shall be the fiscal year of the Company.

PLAN ADMINISTRATION
- -------------------

The Plan will be administered by the Committee. The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable.



G.L. Habegger/bl
3/11/96